UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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GUARANTY BANCORP
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Filed by Guaranty Bancorp
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Under the Securities Exchange Act of 1934
Subject Company: Guaranty Bancorp
Commission File No.: 000-51556

Contact:	Daniel M. Quinn	Paul W. Taylor
	President & Chief Executive Officer	E.V.P., Chief Financial & Operating Officer & Secretary
	1331 Seventeenth Street, Suite 300	1331 Seventeenth Street, Suite 300
	Denver, CO 80202	Denver, CO 80202
	303/313-6763	303/293-5563

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces $50 Million Capital Raise

Denver, Colorado (May 6, 2009) — Guaranty Bancorp (Nasdaq: GBNK) today reported that it has entered into a definitive purchase agreement with three investment firms to sell them $50 million in newly issued mandatory convertible noncumulative preferred stock of Guaranty Bancorp (Company).  Upon receipt of regulatory and stockholder approval of the proposed investment, as well as the completion of customary closing conditions, the preferred stock will be acquired by Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (Patriot); Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P (Relational); and Castle Creek Capital Partners III, L.P. (Castle Creek).  The preferred stock is being issued under a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and the transaction is expected to close in the third quarter.

Dan Quinn, Guaranty Bancorp President and CEO, stated, “We are pleased to have added significantly to our equity base in the current environment.  This new capital provides a strong foundation from which to serve our customers during these challenging times.  Upon completion of this private placement, we believe that Guaranty Bancorp will become one of the most highly capitalized public bank holding companies in the Western United States with a GAAP equity ratio of 10.24% and a tangible common equity ratio of approximately 9.2%.”

The Company has agreed that, following consummation, it will file a shelf registration statement with the Securities and Exchange Commission (SEC) with respect to the preferred shares being issued and the shares of common stock issuable upon conversion.  The preferred shares are convertible after two years at the option of the holder, and subject to certain limitations are mandatorily convertible at the end of five years at a price of $1.80, subject to adjustment upon certain conditions.  The shares pay a noncumulative 9% dividend until conversion, which can be paid in convertible preferred stock during the first two years.  The holders of preferred stock will vote together with the holders of common stock on all matters submitted to a vote of the stockholders on an as converted basis and will vote separately as a class on certain matters.  Stockholders of the Company representing approximately 32% of the outstanding shares of common stock have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the transactions contemplated by the purchase agreement.  Further information regarding the terms and conditions of the capital raise will be available in a Form 8-K to be filed with the SEC by the Company.

On a pro forma basis, the regulatory capital ratios for the Company would have further exceeded regulatory minimums at March 31, 2009 as follows:

	Regulatory Minimum Capital	Regulatory Minimum Requirement for the Subsidiary Bank to be a “Well	Actual and Pro Forma Rations at March 31, 2009
	Requirement	Capitalized” Institution	As Reported	Pro Forma

Total Risk-Based Capital Ratio	8.00%	10.00%	10.82%	13.35%
Tier 1 Risk-Based Capital Ratio	4.00%	6.00%	9.56%	10.29%
Leverage Ratio	4.00%	5.00%	9.20%	9.90%

Equity Ratio — GAAP	N/A	N/A	8.03%	10.24%
Tangible Common Equity Ratio*	N/A	N/A	6.94%	9.20%

* Tangible common equity includes common stock capital elements, as well as mandatory convertible classes of stock. The tangible common equity ratio excludes $23,918,000 of intangible assets from both the numerator and denominator.

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The bank provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the failure to obtain regulatory and stockholder approval for the capital issuance discussed in this release; general economic and business conditions in those areas in which the Company operates and their impact on asset quality and liquidity; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; costs and uncertainties related to the outcome of pending litigation; changes in business strategy or development plans; changes that occur in the securities markets; changes in governmental legislation or regulation; changes in credit quality; the availability of capital to fund the expansion of the Company’s business; economic, political and global changes arising from natural disasters; the war on terrorism; conflicts in the Middle East; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties.  The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Additional Information

The Company intends to file a proxy statement and other relevant documents concerning the capital raise with the SEC. The proxy statement will be distributed to the Company’s stockholders in connection with a special meeting of stockholders. Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from the Company’s Investor Relations Department at 303-293-5563 or investor.relations@gbnk.com, or from the Company’s website at www.gbnk.com. The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries may be deemed to be participants in the solicitation of proxies in favor of the approval of the capital raise and related matters from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2009 annual meeting of stockholders filed with the SEC on March 30, 2009.  Additional information regarding the interests of such participants will be included in the transaction-related proxy statement and the other relevant documents filed with the SEC when they become available.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is  unlawful.